UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2022

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Loan Agreement (as defined below) provided under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the Loan Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2022, Utz Quality Foods, LLC (“UQF”), Kennedy Endeavors, LLC (“Kennedy”), Condor Snack Foods, LLC (together with UQF and Kennedy, the “Borrowers”), each a subsidiary of Utz Brands, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with City National Bank, as administrative agent, and each lender from time to time party thereto (the “Lenders”). Pursuant to the terms of the Loan Agreement, the Lenders have loaned the Borrowers an original aggregate principal amount equal to Eighty-Eight Million One Hundred Forty Thousand Dollars ($88,140,000) (the “Loan”), which amounts to net proceeds of approximately $85 million after transaction fees and expenses. The Loan has a ten (10)-year maturity and amortizes approximately $3.5 million in principal annually, with a bullet repayment due at maturity. The obligations pursuant to the Loan Agreement are secured by a portfolio of seventeen (17) of the real estate assets owned by the Borrowers, representing the majority of the Borrowers’ real estate assets, including manufacturing plants, warehouses, and offices; these assets were previously unencumbered.

Concurrent with the closing of the Loan, the UQF entered into an interest rate swap transaction to fix the effective interest rate at approximately 6%.

The Loan contains a single financial maintenance covenant consisting of a fixed charge coverage ratio that is tested quarterly only during a covenant trigger period consistent with the existing ABL Credit Agreement, dated as of November 21, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified), among UQF, the other affiliates of UQF that are a party thereto, the lenders and letter of credit issuers party thereto and Bank of America, N.A., as administrative agent and collateral agent.

The foregoing descriptions of the Loan Agreement and the Loan are not complete and are qualified in their entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On October 12, 2022, the Company issued a press release announcing the borrowings under the Loan Agreement. A copy of the press released is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01. The information and exhibit contained in this Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*
Loan Agreement dated as of October 12, 2022 by and among Utz Quality Foods, LLC, Kennedy Endeavors, LLC, Condor Snack Foods, LLC, the Lenders from time to time party thereto and City National Bank, a national banking association, as administrative agent.

99.1	Press Release, dated October 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the U.S. Securities and Exchange Commission upon request.

A list of the omitted exhibits to the Loan Agreement is as follows:
Exhibit A Initial Loan Disbursement Schedule

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Dated: October 12, 2022
By: /s/ Ajay Kataria

Name: Ajay Kataria
Title: Executive Vice President, Chief Financial Officer